As filed with the Securities and Exchange Commission on February 25, 2003


                                                 Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------


                          NORTHROP GRUMMAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                               -------------------

         Delaware                                                95-4840775
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                             1840 Century Park East
                          Los Angeles, California 90067
          (Address, Including Zip Code, of Principal Executive Offices)

                               -------------------

                THE TRW EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN
                            (Full Title of the Plan)

                               -------------------


                              John H. Mullan, Esq.
        Corporate Vice President, Secretary and Associate General Counsel
                          Northrop Grumman Corporation
                             1840 Century Park East
                          Los Angeles, California 90067
                                 (310) 553-6262
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                 Proposed         Proposed Maximum
   Title of Each                                  Maximum             Aggregate           Amount of
     Class of          Amount To Be            Offering Price      Offering Price      Registration Fee
 Securities To Be       Registered               Per Share
    Registered
----------------------------------------------------------------------------------------------
Common Stock, par    4,000,000 shares (1)(2)      $89.96(3)         $359,840,000(3)      $29,111.06(3)
value $1.00 per
share (1) (2)
----------------------------------------------------------------------------------------------



(1) Each share of Common Stock, par value $1.00 per share, of Northrop Grumman Corporation (the "Company") is accompanied by a preferred share purchase right ("Right") issuable pursuant to the Company's Rights Agreement dated January 31, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

    (3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 24, 2003, as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

    The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents of the Company filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on March 22, 2002;

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, filed with the Commission on May 10, 2002, July 30, 2002 and November 12, 2002, respectively;

         (c) The Company's Current Reports on Form 8-K/A filed with the Commission on January 14, 2002, February 1, 2002 and January 22, 2003 and Current Reports on Form 8-K filed with the Commission on October 17, 2002, November 19, 2002, November 25, 2002, November 27, 2002, December 5, 2002, December 10, 2002, December 11, 2002, December 12, 2002, December 13, 2002, December 20, 2002 and December 27, 2002;

         (d) The Form 11-K filed with respect to The TRW Employee Stock Ownership and Savings Plan (the "Plan") for the year ended December 31, 2001;

         (e) The description of the Company's Common Stock contained under the caption "Description of NNG Capital Stock - Common Stock" in the Company's Registration Statement on Form S-4 filed with the Commission on February 1, 2001 (File No. 333-54800), and any amendment or report filed for the purpose of updating such description; and

         (f) The description of the Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 28, 2001, and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any such report and which is not deemed "filed" under the Securities Act or the Exchange Act is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    The Company's Common Stock, par value $1.00 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

    A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

    As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTEENTH of the Company's restated certificate of incorporation, as amended, provides:

    "A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article SEVENTEENTH hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

    The Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

 Exhibit
 Number                                 Description of Exhibit
 ------                                 ----------------------

4.1 Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit D to the Definitive Proxy Statement filed April 13, 2002).

4.2 Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 13, 2001).

4.3 Bylaws of Northrop Grumman Corporation (incorporated by reference to Exhibit 3.4 to Amendment No. 6 to Form S-4 Registration Statement No. 333-83672 filed September 13,
                   2002).

4.4 Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27, 2001).

5 The undersigned registrant hereby undertakes that the registrant will submit or has submitted the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

15                 Letter  from  Independent   Accountants  Regarding  Unaudited
                   Interim Financial Information.

23.1               Consent of Deloitte & Touche LLP.

23.2               Consent of Ernst & Young LLP.

24                 Power of Attorney.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 25, 2003.

                               NORTHROP GRUMMAN CORPORATION


                               By:  /s/ John H. Mullan
                                    --------------------------------------
                                    John H. Mullan
                                    Corporate Vice President,
                                    Secretary and Associate General Counsel

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                              Title                        Date
               ---------                              -----                        ----


               *                         Chairman of the Board, Chief      February 25, 2003
------------------------------------     Executive Officer and Director
Kent Kresa                               (Principal Executive Officer)


               *                         President, Chief Operating        February 25, 2003
------------------------------------
Ronald D. Sugar                          Officer and Director


               *                         Corporate Vice President and      February 25, 2003
------------------------------------
Richard B. Waugh, Jr.                    Chief Financial Officer
                                         (Principal Financial Officer)


               *                         Corporate Vice President and      February 25, 2003
------------------------------------
Sandra J. Wright                         Controller (Principal
                                         Accounting Officer)


               *                         Director                          February 25, 2003
------------------------------------
John T. Chain, Jr.


               *                         Director                          February 25, 2003
------------------------------------
Lewis W. Coleman


               *                         Director                          February 25, 2003
------------------------------------
Vic Fazio


               *                         Director                          February 25, 2003
------------------------------------
Phillip Frost


               *                         Director                          February 25, 2003
------------------------------------
Charles R. Larson


               *                         Director                          February 25, 2003
------------------------------------
Charles H. Noski


               *                         Director                          February 25, 2003
------------------------------------
Jay R. Nussbaum


                                         Director
------------------------------------
Philip A. Odeen


               *                         Director                          February 25, 2003
------------------------------------
Aulana L. Peters


               *                         Director                          February 25, 2003
------------------------------------
John Brooks Slaughter


* By:  /s/ John H. Mullan
       -----------------------------
        John H. Mullan,
        Attorney-in-Fact
        February 25, 2003

Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, the State of California, on February 25, 2003.

THE TRW EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN



By:  /s/ Patricia H. Summers
     ----------------------------------------------
        Name: Patricia H. Summers
        Member and by delegation on behalf of the
        Plan Administrative Committee

                                  EXHIBIT INDEX
                                  -------------



          Exhibit                Description
          -------                -----------

            15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information

           23.1                  Consent of Deloitte & Touche LLP

           23.2                  Consent of Ernst & Young LLP

            24                   Power of Attorney

                                                                     EXHIBIT 15
                                                                     ----------

                       LETTER FROM INDEPENDENT ACCOUNTANTS
                REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

February 21, 2003

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Northrop Grumman Corporation and subsidiaries for the periods ended March 31, 2002 and 2001, and June 30, 2002 and 2001, and September 30, 2002 and 2001, as indicated in our reports dated May 8, 2002, July 26, 2002, and November 11, 2002, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, and June 30, 2002, and September 30, 2002, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Los Angeles, California

                                                                    EXHIBIT 23.1
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 18, 2002, except for the Subsequent Events footnote, as to which the date is March 18, 2002, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Los Angeles, California
February 21, 2003

                                                                    EXHIBIT 23.2
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference of our report dated June 19, 2002, with respect to the financial statements and schedule of The TRW Employee Stock Ownership and Savings Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001, incorporated by reference in the Northrop Grumman Corporation Registration Statement on Form S-8 pertaining to The TRW Employee Stock Ownership and Savings Plan.


/s/ Ernst & Young LLP
--------------------
Ernst & Young LLP
Cleveland, Ohio
February 24, 2003

                                                                      EXHIBIT 24
                                                                      ----------

                                POWER OF ATTORNEY

                  FILING OF REGISTRATION STATEMENT ON FORM S-8


    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "Company"), hereby nominate and appoint W. BURKS TERRY and JOHN H. MULLAN, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of shares of the Company's common stock issuable under The TRW Employee Stock Ownership and Savings Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

    Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

    Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

    This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

    IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 25th day of February, 2003.

/s/ Kent Kresa                                      Chairman of the Board, Chief Executive Officer and
----------------------------------                  Director (Principal Executive Officer)
Kent Kresa

/s/ Ronald D. Sugar
----------------------------------                  President, Chief Operating Officer and Director
Ronald D. Sugar


/s/ Richard B. Waugh, Jr.                           Corporate Vice President and Chief Financial
----------------------------------                  Officer (Principal Financial Officer)
Richard B. Waugh, Jr.


/s/ Sandra J. Wright                                Corporate Vice President and Controller (Principal
----------------------------------                  Accounting Officer)
Sandra J. Wright


/s/ John T. Chain, Jr.                              Director
----------------------------------
John T. Chain, Jr.


/s/ Lewis W. Coleman                                Director
----------------------------------
Lewis W. Coleman


/s/ Vic Fazio                                       Director
----------------------------------
Vic Fazio


/s/ Phillip Frost                                   Director
----------------------------------
Phillip Frost


/s/ Charles R. Larson                               Director
----------------------------------
Charles R. Larson


/s/ Charles H. Noski                                Director
----------------------------------
Charles H. Noski


/s/ Jay H. Nussbaum                                 Director
----------------------------------
Jay H. Nussbaum


/s/ Aulana L. Peters                                Director
----------------------------------
Aulana L. Peters


/s/ John Brooks Slaughter                           Director
----------------------------------
John Brooks Slaughter

                                      -17-